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                                                                    Exhibit 11
                                                                    ----------

GRC International, Inc.
Statement of Computation of Earnings per Share
(in thousands except for per share amounts)

                                                                   1996            1995              1994
                                                                   ----            ----              ----
PRIMARY

Weighted Average Number of Shares of Common
     Stock Outstanding                                             9,172           9,001              9,038
Net effect of Dilutive Stock Options
     Based on the Treasury Stock Method                                -             392                388
                                                                --------------------------------------------
Weighted Average Shares Outstanding                                9,172           9,393              9,426
                                                                --------------------------------------------

Net Income (loss) Before Cumulative Effect
      of Accounting Change                                       (17,637)          5,030              6,113
Cumulative Effect of Accounting Change                                 -               -              1,000
                                                               ---------------------------------------------
Net Income (loss)                                                (17,637)          5,030              7,113
                                                               ---------------------------------------------

Per Share Amount:
Before Cumulative Effect of Accounting Change                     ($1.92)          $0.54              $0.65
From Cumulative Effect of Accounting Change                        $0.00           $0.00              $0.11
                                                               ---------------------------------------------
Net Income (loss)                                                 ($1.92)          $0.54              $0.76
                                                               ---------------------------------------------


FULLY DILUTED

Weighted Average Number of Shares of Common
      Stock Outstanding                                            9,172           9,001              9,038
Net effect of Dilutive Stock Options
      Based on the Treasury Stock Method                             490             392                388
                                                                 -------------------------------------------
Weighted Average Shares Outstanding                                9,662           9,393              9,426
                                                                --------------------------------------------

Net Income (loss) Before Cumulative Effect
      of Accounting Change                                       (17,637)          5,030              6,113
Cumulative Effect of Accounting Change                                 -               -              1,000
                                                                 -------------------------------------------
Net Income (loss)                                                (17,637)          5,030              7,113
                                                                 -------------------------------------------

Per Share Amount:
Before Cumulative Effect of Accounting Change                     ($1.83)          $0.54              $.065
From Cumulative Effect of Accounting Change                        $0.00           $0.00              $0.11
                                                                  ------------------------------------------
Net Income (loss)                                                 ($1.83)          $0.54              $0.76
                                                                  ------------------------------------------
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